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July 2, 2010	Contact:
FOR IMMEDIATE RELEASE	WaferGen
Mona Chadha
mona.chadha@wafergen.com
Or
Joyce Strand
joyce.strand@wafergen.com
510-651-4450

WaferGen Announces Capital Raise of
Approximately $7 Million in Registered Direct Offering

Fremont, Calif., July 2, 2010 — WaferGen Biosystems, Inc. (OTCBB:WGBS), a leading developer of state-of-the-art genomic analysis systems, today announced that it has received commitments from certain investors to purchase approximately $7 million of previously unissued securities in a registered direct offering.  The investors include the Chairman and CEO, Alnoor Shivji, who has agreed to purchase $1 million of securities in the registered direct offering.

WaferGen will issue to the investors an aggregate of approximately 5.8 million units at a price of $1.20 per unit, with each unit consisting of one share of common stock and a warrant to purchase 50% of one share of common stock exercisable at $1.55 per share.  Subject to certain ownership limitations, the warrants will be exercisable at any time on or after the closing date and will expire five years from the closing date.

WaferGen expects to receive net proceeds of approximately $6.5 million, after deducting placement agent fees and other offering expenses, and expects to use the net proceeds for general working capital purposes, including for the commercialization of the WaferGen SmartChip Real-Time PCR System including the scale up of manufacturing capabilities to produce SmartChip instruments and chips and other general operating expenses.  The offering is expected to close on or about July 7, 2010, subject to satisfaction of customary closing conditions.

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Rodman & Renshaw, LLC, a wholly owned subsidiary of Rodman & Renshaw Capital Group, Inc. (Nasdaq: RODM), acted as the lead placement agent and Gilford Securities as the sub-agent, for the transaction.

The common stock, warrants and the shares of common stock underlying the warrants described above are to be issued under WaferGen’s shelf registration statement on Form S-3, which was previously declared effective by the Securities and Exchange Commission on June 8, 2010.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities any jurisdiction in which such offer, solicitation or sale would be unlawful.  Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.  Copies of the prospectus supplement together with the accompanying prospectus can be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov.

About WaferGen and the SmartChip Real-Time PCR System
WaferGen Biosystems, Inc. is a leader in the development, manufacture and sale of state-of-the-art systems for genetic analysis for the life science and pharmaceutical industries.

WaferGen is commercializing the SmartChip Real-Time PCR System, and is currently offering the SmartChip System and the SmartChip Gene Expression Profiling Services as part of its revenue-generating Early-Access Program. The SmartChip System includes the 5,184-assay SmartChip, the SmartChip Cycler, and SmartChip Nanodispenser or Multi-Sample Dispenser for investigating candidate genes and microRNA panels for associate changes within disease states. The SmartChip Gene-Expression Profiling Services are provided to universities, research hospitals, pharmaceutical and biotechnology companies by WaferGen scientists at the company's headquarters facility in Fremont, Calif.

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Based on collaborations established with leading research institutions, WaferGen believes that the SmartChip Real-Time PCR System is positioned as the platform of choice for biomarker discovery and validation. The system will provide a number of key ease-of-use features including content-ready chips with gene panels optimized for microRNA, cancer, and whole genome.  WaferGen believes the SmartChip Real-Time PCR System will be the first platform to combine the high-throughput capability and cost efficiencies of existing microarrays, with the sensitivity and accuracy of real-time PCR.   Additional information is available on the company’s Website at http://www.wafergen.com.

Forward-Looking Statements
This press release contains certain "forward-looking statements".  Such statements include statements relating to the expected benefits and advantages of the SmartChip service for gene-expression research, the expected benefits and advantages of the SmartChip technology to other applications, the expected throughput levels of the SmartChip Real-Time PCR System and other statements relating to future events and are not historical facts, including statements which may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential" or similar words.

NOT FOR DISTRIBUTION.  FOR REVIEW ONLY.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the company.  Actual results may differ materially from the expectations contained in the forward-looking statements.  Factors that may cause such differences include the risks that: (i) the company may be unsuccessful in commercially developing its products or in achieving market acceptance of new and relatively unproven technologies; (ii) the company will need to raise additional capital to meet its business requirements in the future and the company may not be able to do so on reasonable terms or at all; (iii) the company’s proprietary intellectual property rights may not adequately protect its products and technologies; and (iv) the company expects intense competition in its target markets, including from companies that have much greater resources than the company, and there can be no assurance that the company will be able to compete effectively.  More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K/A for the year ended December 31, 2009 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.  Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov.  The company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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